Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Douglas L. Cox

Executive Vice President

Chief Financial Officer

Opinion Research Corporation

609-452-5274

OPINION RESEARCH REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER OF 2006

PRINCETON, N.J. – August 8, 2006 – Opinion Research Corporation (NASDAQ: ORCI), today announced financial results for the second quarter ended June 30, 2006.

Revenues increased to $50 million and income from continuing operations was $777,000 or $0.14 per diluted common share.

Revenues

Consolidated revenues were $50 million in the second quarter of 2006, increasing from $49.0 million in the second quarter of 2005. Social research revenues were $36.6 million, increasing from $36.2 million in the second quarter of 2005. Market research revenues totaled $13.4 million, increasing from $12.8 million in the second quarter of last year.

Income from Continuing Operations

Income from continuing operations was $777,000, as compared to $1.6 million in the second quarter of 2005.

Contributing to the decline in income from continuing operations is expense of $163,000 reflecting the adoption of the Financial Accounting Standards Board Statement 123(R) on share-based payments, interest expense of $700,000 on subordinated debt issued in July 2005, and a higher effective tax rate which reduced income from continuing operations by $124,000.

Discontinued Operations

Discontinued operations produced a gain of $8,000 in the second quarter of 2006 as compared to a loss of $245,000 in the second quarter of last year.

Income per Common Share

Income from continuing operations was $0.14 per diluted share in the second quarter of 2006, as compared to $0.24 per diluted share in the second quarter of 2005.

The gain from discontinued operations was $0.00 per diluted share in the second quarter of 2006 compared to a loss from discontinued operations of $0.04 per diluted share in the second quarter of last year.

Net income per diluted share was $0.14 in the second quarter of 2006, as compared to $0.20 in the second quarter of 2005.

Six Months’ Results

Revenues for the first six months were $97.3 million, increasing from $95.2 million for the first six months of 2005. Income from continuing operations was $1.5 million or $0.28 per diluted share for the first six months of 2006 as compared to $2.0 million or $0.30 per diluted share for the comparable period in 2005. Loss from discontinued operations was $138,000 or $0.03 per diluted share in the first six months of 2006 as compared to $495,000 or $0.08 per diluted share in the first six months of 2005. Net income per diluted share was $0.25 for the six months ended June 30, 2006, as compared to $0.22 in the comparable period in 2005.

Conference Call

In view of the previously announced acquisition agreement with infoUSA the conference call scheduled for August 9 has been cancelled.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services and consulting. The company is a pioneering leader in the science of market and social research and has built an international organization to support market intelligence in both public and commercial markets. Further information is available at http://www.opinionresearch.com.

Forward-looking Statements

This press release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and therefore actual results may materially differ. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the Company’s filings with the Securities and Exchange Commission, copies of which are available on the Investor Relations section of the Company’s website or upon request from the Company.

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except share and per share amounts)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2005	2006	2005	2006
Revenues	$48,954	$49,982	$95,197	$97,336
Cost of revenues, exclusive of depreciation	35,181	36,289	68,505	70,411

Gross profit	13,773	13,693	26,692	26,925

Selling, general and administrative expenses	9,389	9,538	18,585	18,738
Depreciation and amortization	829	968	1,607	1,893

Operating income	3,555	3,187	6,500	6,294

Interest and other non-operating expenses, net	875	1,664	3,177	3,294

Income before provision for income taxes	2,680	1,523	3,323	3,000

Provision for income taxes	1,094	746	1,345	1,470

Income from continuing operations	$1,586	$777	$1,978	$1,530

Discontinued Operations
(Loss) income from discontinued operations, net of tax	$(245)	$8	$(495)	$(138)

Net income	$1,341	$785	$1,483	$1,392

Basic Earnings per common share:
Income from continuing operations	$0.25	$0.14	$0.31	$0.28

(Loss) income from discontinued operations	$(0.04)	$0.00	$(0.08)	$(0.03)

Net income per common share	$0.21	$0.14	$0.23	$0.26

Diluted Earnings per common share:
Income from continuing operations	$0.24	$0.14	$0.30	$0.28

(Loss) income from discontinued operations	$(0.04)	$0.00	$(0.08)	$(0.03)

Net income per common share	$0.20	$0.14	$0.22	$0.25

Weighted average shares outstanding:
Basic	6,436,411	5,447,351	6,420,655	5,418,065
Diluted	6,682,561	5,533,726	6,644,157	5,483,422

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	31-Dec-05	30-Jun-06
Assets

Current assets:
Cash and equivalents	$—	$151
Accounts receivable	26,959	26,344
Allowance for doubtful accounts	(58)	(9)
Unbilled services	17,600	22,470
Prepaid expenses and other current assets	4,474	4,631
Assets of discontinued operations	505	8

Total current assets	49,480	53,595

Non-current assets:
Fixed assets, net of depreciation	8,833	8,595
Goodwill	26,903	27,055
Other intangibles, net of amortization	224	225
Other non-current assets	6,516	6,177
Assets of discontinued operations	212	—

Total non-current assets	42,688	42,052

Total assets	$92,168	$95,647

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$6,269	$7,382
Accrued expenses	11,705	10,845
Deferred revenues	4,156	4,331
Short-term borrowings	3,000	3,000
Other current liabilities	3,199	2,172
Liabilities of discontinued operations	586	—

Total current liabilities	28,915	27,730

Long-term borrowings	55,321	56,163
Other liabilities	1,517	2,689
Liabilities of discontinued operations	154	—

Total stockholders’ equity	6,261	9,065

Total liabilities and stockholders’ equity	$92,168	$95,647

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Segment Information

(in thousands)

	US Market Research	UK Market Research	Social Research	Total Segments	Other	Divested Entities	Consolidated
Three months ended June 30, 2005:

Revenues from external customers	$6,559	$5,702	$36,196	$48,457	$497		$48,954
Operating (loss) income	(139)	102	3,711	3,674	(119)		3,555
Interest and other non-operating expense, net							875
Income before income tax expense							2,680
Provision for income tax expense - continuing operations							1,094
Income from continuing operations							1,586
Loss from discontinued operations						(245)	(245)
Net income							1,341

Three months ended June 30, 2006:

Revenues from external customers	$7,569	$5,495	$36,554	$49,618	$364		$49,982
Operating (loss) income	(554)	200	3,726	3,372	(185)		3,187
Interest and other non-operating expense, net							1,664
Income before income tax expense							1,523
Provision for income tax expense - continuing operations							746
Income from continuing operations							777
Income from discontinued operations						8	8
Net income							785

Six months ended June 30, 2005:

Revenues from external customers	$12,962	$11,139	$70,054	$94,155	$1,042		$95,197
Operating (loss) income	(705)	74	7,352	6,721	(221)		6,500
Interest and other non-operating expense, net							3,177
Income before income tax expense							3,323
Provision for income tax expense - continuing operations							1,345
Income from continuing operations							1,978
Loss from discontinued operations						(495)	(495)
Net income							1,483

Six months ended June 30, 2006:

Revenues from external customers	$14,151	$11,116	$71,218	$96,485	$851		$97,336
Operating (loss) income	(1,095)	324	7,416	6,645	(351)		6,294
Interest and other non-operating expense, net							3,294
Income before income tax expense							3,000
Provision for income tax expense - continuing operations							1,470
Income from continuing operations							1,530
Loss from discontinued operations						(138)	(138)
Net income							1,392